Exhibit 99.1

Nukkleus Subsidiary Rimon Wins Multi-Year Defense Contracts to Build Iron Dome Components

Agreements with leading Israeli defense manufacturers provide long-term revenue visibility and underscore the critical role of sub-tier suppliers in national defense programs

NEW YORK and TEL AVIV, Israel – February 3, 2026 - Nukkleus Inc. (NASDAQ: NUKK) (“Nukkleus” or the “Company”),  a strategic acquirer and developer of high-potential businesses in the aerospace and defense industry, announced today that B. Rimon Agencies Inc. (“Rimon”), a well-established Israeli defense engineering and manufacturing firm and wholly owned subsidiary of Nukkleus, has secured multi-year contracts supporting Israel’s national missile defense and homeland security architecture.

The agreements, signed with several leading Israeli defense original equipment manufacturers (OEMs), provide for Rimon to manufacture critical power and subsystem components for the Iron Dome anti-missile defense system, as well as components supporting additional mission-critical platforms deployed across national security applications. Together, these new contracts represent approximately $4.1 million in total value, in addition to Rimon’s existing projected revenues, and provide Rimon with predictable, long-term revenue tied to active defense programs.

These contracts highlight the structural evolution within the defense industrial base, as critical performance drivers extend beyond the OEM level. As system complexity increases and operational demand accelerates, Tier-2 and Tier-3 suppliers are playing an increasingly important role, bringing specialized resilience, execution excellence, and mission-ready capabilities in power, integration, and deployable systems that directly enable program success.

Rimon operates directly within this execution layer. Founded in 1988, Rimon designs and delivers customized platforms, combining power generation, communications, sensor infrastructure, mobility solutions, and human-centered work environments into cohesive, field-ready systems. These capabilities have made Rimon a trusted partner for long-term defense programs for decades, where sub-system performance and operational reliability are non-negotiable.

The newly awarded contracts reflect the industry-wide shift toward deeper, longer-term supplier relationships and align with Nukkleus’ strategy of assembling a portfolio of defense businesses positioned at structurally constrained points of the industrial base.

Through its decentralized execution model, coupled with centralized capital and strategy, Nukkleus provides funding, strategic direction, and operational alignment across its subsidiaries while preserving the domain expertise and customer intimacy required in defense execution.

“These agreements highlight the importance of the execution layer in modern defense programs,” said Menny Shalom, Chief Executive Officer of Nukkleus Inc. “Systems like the Iron Dome rely not only on prime contractors, but on a network of highly specialized suppliers, capable of delivering critical subsystems reliably and at scale. Rimon’s role in these programs reflects the long-cycle, mission-critical work that defines durable value in the defense industrial base.”

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About Nukkleus Inc.

Nukkleus Inc. (NASDAQ: NUKK) focuses on acquiring and scaling mission-critical suppliers across the defense, aerospace, and advanced manufacturing sectors. Nukkleus targets Tier 2 and Tier 3 companies that form the industrial backbone of national security infrastructure in the US, Israel and Europe.  Through its capital model, Nukkleus integrates operational capabilities, financial discipline, and long-term vision to modernize and expand strategic suppliers—supporting dual-use innovation and resilient supply chains.

The company’s portfolio approach combines organic growth with disciplined M&A, enabling transformational scale and positioning Nukkleus at the core of 21st-century defense industrial strategy.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are “forward-looking statements” within the meaning of federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “will,” “would,” “expect,” “intend,” “plan,” “objective,” or comparable terminology referencing future events, conditions or circumstances, or the negative of such terms. Although Nukkleus believes that it has a reasonable basis for the forward-looking statements contained in this press release, they are based on management’s current beliefs and expectations about future events and circumstances and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. Statements relating to the future performance of Nukkleus are subject to many factors including but not limited to the sufficiency or working capital to realize our business plans and strategic opportunities, the going concern qualification in our financial statements, our ability to penetrate the new intended markets, market acceptance and other risk factors. Risk factors described under “Risk Factors” in Nukkleus’ annual report on Form 10-K, as updated from time to time in its quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Nukkleus undertakes no obligation to update any forward-looking statement contained in this press release to reflect events that occur or circumstances that exist after the date of this press release, except as required by law.

For more information, please contact:

Investor Relations (US)
Lena Cati
Tel: +1 212 836-9611

lcati@theequitygroup.com

Val Ferraro

Tel: +1 212 836-9612

vferraro@theequitygroup.com